Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report dated December 30, 2011 (September 18, 2012 as to Note 22), relating to the consolidated financial statements of Hovnanian Enterprises, Inc., appearing in this Current Report on Form 8-K of Hovnanian Enterprises, Inc. :

1.
Registration Statements Nos. 333-113758, 333-106756, and 333-92977 on Form S-8 pertaining to the Amended and Restated 2008 Stock Incentive Plan (which superseded and replaced the 1999 Stock Incentive Plan), and Senior Executive Short-Term Incentive Plan, as amended and restated, of Hovnanian Enterprises, Inc.;

2.	Registration Statements Nos. 333-56972, 033-36098, and 002-92773 on Form S-8 pertaining to the 1983 Stock Option Plan as amended and restated of Hovnanian Enterprises, Inc.;
3.	Registration Statement No. 333-56640 on Form S-8 pertaining to the Employee Stock Option Plan of Washington Homes; and
4.
Registration Statements Nos. 333-171349 and 333-173365 on Form S-3 of Hovnanian Enterprises, Inc. pertaining to a universal shelf registration of Hovnanian Enterprises, Inc. and K. Hovnanian Enterprises, Inc.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
September 18, 2012